Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION announces FOURTH quarter AND FULL YEAR 2018 Results

San Jose, Calif. (February 20, 2019) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the fourth quarter and full year ended December 31, 2018.

“2018 was a good year for Xperi. We continued to deliver on our strategic vision and reached several important milestones within each of our markets. HD Radio penetration reached 52% of new cars sold in North America, we signed a significant partnership with IMAX that will help drive future codec penetration in the home and beyond and we released our 3D Facial Recognition technology that we expect a partner to launch in a new smartphone this quarter. Notably, in December we reached a significant settlement with Samsung in our IP licensing business, and interest in our hybrid bonding technologies continues to grow,” said Jon Kirchner, chief executive officer of Xperi.

Financial Highlights

($ and share count in thousands)

	GAAP		Non-GAAP
	Q4 2018	Q4 2017	Q4 2018	Q4 2017
Billings [1]	$141,798	$130,209	$141,798	$130,209
Total Operating Expense [2]	$100,444	$102,652	$64,636	$61,168
Interest Expense [1]	$6,804	$7,416	$6,804	$7,416
Other Income / (Expense) [2]	$1,475	$444	$1,329	$444
Cash Tax Payments [1]	$10,911	$4,064	$10,911	$4,064
Diluted Shares Outstanding	48,559	49,638	51,241	52,344

Other Relevant Metrics	Q4 2018	Q4 2017
Operating Cash Flow	$66,500	$61,496

	GAAP		Non-GAAP
	FY 2018	FY 2017	FY 2018	FY 2017
Billings [1]	$447,347	$422,476	$447,347	$422,476
Total Operating Expense [2]	$382,153	$405,232	$240,181	$242,128
Interest Expense [1]	$25,665	$28,292	$25,665	$28,292
Other Income / (Expense) [2]	$8,595	$1,449	$3,140	$1,449
Cash Tax Payments [1]	$23,679	$15,678	$23,679	$15,678
Diluted Shares Outstanding	48,823	49,251	51,573	52,238

Other Relevant Metrics	FY 2018	FY 2017
Operating Cash Flow [3]	$135,133	$147,265
Cash, Cash Equivalents, and S-T Investments	$154,364	$200,692

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

3 Operating Cash Flow is down year-over-year primarily due to higher cash taxes and one-time retention bonuses paid in 2018 in connection with the acquisition of DTS.

Stock Repurchase Program

During the fourth quarter of 2018, the Company repurchased approximately 305 thousand shares of common stock for an aggregate amount of $4.2 million. These purchases were executed under the Company's stock repurchase program. As of December 31, 2018, the Company had approximately $101 million remaining under its current repurchase program.

Dividends

On December 19, 2018, the Company paid $9.7 million to stockholders of record on November 28, 2018, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on January 30, 2019, the Board of Directors approved the quarterly dividend of $0.20 per share of common stock, payable on March 27, 2019, to stockholders of record on March 13, 2019.

Financial Guidance

Consequent with the introduction of the new revenue accounting standard, ASC 606, the Company announced it would begin using billings as a key measure of business progress. As a result, the Company’s outlook is now based on billings rather than GAAP revenue. For additional information regarding the Company’s approach to guidance, please review the “ASC 606 Business Metrics and Guidance Approach” presentation given by the Company on January 25, 2018, at https://investor.xperi.com/events-and-presentations/event-details/2018/ASC-606-Business-Metrics--Guidance-Approach/default.aspx.

Q1 2019	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$102M to 106M	$102M to 106M
Operating Expense [2]	$89.5M to 92.5M	$56M to 59M
Interest Expense [1]	$7M	$7M
Other Income / (Expense) [2]	$2.4M	$0.4M
Cash Tax Payments [1]	$6.5M	$6.5M
Diluted Shares Outstanding	49.5M	51.5M

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

The Company’s 2019 outlook is as follows:

FY 2019	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$395M to 415M	$395M to 415M
Operating Expense [2]	$357M to 372M	$225M to 240M
Interest Expense [1]	~$26M	~$26M
Other Income / (Expense) [2]	~$8.7M	~$1.5M
Cash Tax Payments [1]	$22M to 26M	$22M to 26M
Diluted Shares Outstanding	50.0M	52.0M
Operating Cash Flow [1]	$120M to 140M	$120M to 140M

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

Conference Call Information

The Company will hold its fourth quarter 2018 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, February 20, 2019. To access the call in the U.S., please dial 1-877-260-1479, and for international callers dial +1 334-323-0522, approximately 15 minutes prior to the start of the conference call. The conference ID is 5363783. The conference call will also be broadcast live over the Internet at https://investor.xperi.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, the Company’s strategic vision, and expected launch of the Company’s 3D Facial Recognition technology. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company's technologies; pricing trends, including the Company's ability to achieve economies of scale; and other developments in the markets in which the Company operates, as well as management's response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company's recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the "SEC"). The Company's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands, DTS, FotoNation, HD Radio, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, automotive, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call +1 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, HD Radio, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. Billings may vary materially from revenue recorded under U.S. GAAP.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, interest income from significant financing components under Topic 606, unrealized gains or losses on marketable equity securities, restructuring and other related exit costs. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial metrics.

Xperi PR Contact:

Jordan Miller, +1 818-436-1082

jordan.miller@xperi.com

Xperi Investor Relations Contact:

Geri Weinfeld, +1 818-436-1231

geri.weinfeld@xperi.com

– Tables Follow –

SOURCE: XPERI CORP

XPER-E

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XPERI CORPORATION

FINANCIAL INFORMATION SCHEDULE

COMPONENTS OF GAAP AND NON-GAAP OPERATING EXPENSE

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP operating expense - components
Cost of revenue	$3,884	$1,938	$13,291	$6,308
Research, development and other related costs	30,532	27,684	106,406	105,849
Selling, general and administrative	34,645	36,446	127,907	144,649
Amortization expense	26,877	27,455	108,450	111,930
Litigation expense	4,506	9,129	26,099	36,496
Total operating expenses	$100,444	$102,652	$382,153	$405,232

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Non-GAAP operating expense - components
Cost of revenue	$3,884	$1,938	$13,291	$6,308
Research, development and other related costs	27,054	22,438	93,179	88,463
Selling, general and administrative	29,192	27,663	107,612	110,861
Litigation expense	4,506	9,129	26,099	36,496
Total operating expenses	$64,636	$61,168	$240,181	$242,128

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP operating expenses	$100,444	$102,652	$382,153	$405,232
Adjustments to non-GAAP operating expenses:
Stock-based compensation --R&D	(3,478)	(3,853)	(13,168)	(13,277)
Stock-based compensation --SG&A	(5,453)	(5,648)	(17,843)	(20,185)
Amortization expense	(26,877)	(27,455)	(108,450)	(111,930)
Acquisition transaction costs	—	—	—	(1,837)
Acquisition & related expense--R&D	—	(1,393)	(59)	(4,109)
Acquisition & related expense--SG&A	—	(3,135)	(2,452)	(11,766)
Non-GAAP operating expenses	$64,636	$61,168	$240,181	$242,128

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OTHER INCOME/(EXPENSE)

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP other income/(expense)	$1,475	$444	$8,595	$1,449
Adjustments to non-GAAP other income/(expense):
Interest income from significant financing components under Topic 606	(1,797)	—	(7,672)	—
Unrealized loss on marketable equity securities	1,651	—	2,217	—
Non-GAAP other income/(expense)	$1,329	$444	$3,140	$1,449

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE

(in millions)

(unaudited)

	Three months ended		Twelve months ended
	March 31, 2019		December 31, 2019
	Low	High	Low	High
GAAP expense	$89.5	$92.5	$357.0	$372.0
Stock-based compensation--R&D	(3.5)	(3.5)	(13.5)	(13.5)
Stock-based compensation--SG&A	(4.5)	(4.5)	(17.5)	(17.5)
Amortization expense	(25.5)	(25.5)	(101.0)	(101.0)
Total of non-GAAP adjustments	(33.5)	(33.5)	(132.0)	(132.0)
Non-GAAP expense	$56.0	$59.0	$225.0	$240.0

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OTHER INCOME/(EXPENSE)

(in millions)

(unaudited)

	Three months ended	Twelve months ended
	March 31, 2019	December 31, 2019
GAAP other income/(expense)	$2.4	$8.7
Adjustments to non-GAAP other income/(expense):
Interest income from significant financing components under Topic 606	(2.0)	(7.2)
Non-GAAP other income/(expense)	$0.4	$1.5

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